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                     THIRD MODIFICATION OF CREDIT AGREEMENT

         THIS MODIFICATION is made as of this 5th day of December, 1995, by and between BANK SOUTH ("Bank"), a Georgia banking corporation which is the successor by merger to Bank South, N.A., a national banking association, and FIRST UNITED BANCORPORATION, a South Carolina corporation ("Borrower").

                               Statement of Facts

         Borrower and Bank have previously entered into that certain Credit Agreement, dated as of May 16, 1995, as amended by the First Modification of Credit Agreement dated as of August 3, 1995, and as further amended by the Second Modification of Credit Agreement dated September 25, 1995 (the "Credit Agreement"). Borrower and Bank now desire to modify the Credit Agreement in certain respects in accordance with the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises, the covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Bank do hereby agree that all capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement as amended herein and do hereby further agree as follows:

                               Statement of Terms

         1.       Amendments of Credit Agreement.

         Subject  to  the  fulfillment  of  the  conditions   precedent  to  the
effectiveness of this Modification which are set forth below, the Credit Agreement is hereby modified and amended as follows:

         (a) Section 1.01 of the Credit Agreement is hereby modified and amended by (i) deleting the definition of the term "Final Maturity Date" and (ii) simultaneously substituting in lieu thereof the following new definition of such term:

         "Final  Maturity  Date" shall mean the earlier of (i) May 1, 2006,  and
         (ii) the date on which all amounts outstanding under this Agreement and any Note then outstanding have been declared due and payable pursuant to the provisions of Article IX hereof.

         (b) Section 1.01 of the Credit Agreement is hereby further modified and amended by (i) deleting the definition of the term "Revolving Credit Expiration Date" and (ii) simultaneously substituting in lieu thereof the following new definition of such term:

         "Revolving Credit Expiration Date" shall mean May 1, 1999, as such date may be extended, accelerated or amended from time to time pursuant to
         Section 4.01 or 9.02 hereof.

         (c) Section 1.01 of the Credit Agreement is hereby further modified and amended by (i) deleting the definition of the term "Revolving Loan Commitment" and (ii) simultaneously substituting in lieu thereof the following new definition of such term:

         "Revolving Loan Commitment" shall mean $6,000,000, as such amount may be reduced from time to time pursuant to Section 4.01 or 9.02 hereof.


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         (d) Section 1.01 is hereby further modified and amended by (i) deleting the definition of the term "Term Loan Commitment" and (ii) simultaneously substituting in lieu thereof the following new definition of such term:

         "Term Loan Commitment" shall mean the lesser of (i) $6,000,000 and (ii) the aggregate amount of Revolving Loans outstanding on the Revolving Credit Expiration Date, as such amount may be reduced from time to time pursuant to Section 9.02 hereof.

         2.       No Other Amendments.

         Except for the amendments expressly set forth and referred to above, the Credit Agreement is and shall remain unchanged and in full force and effect. Nothing in this Modification is intended, or shall be construed, to constitute a novation or an accord and satisfaction of the Credit Agreement or of any of the Obligations or to modify, affect or impair the perfection or continuity of Bank's security interest in the Collateral.

         3.       Representations and Warranties.

         To induce Bank to enter into this Modification, Borrower does hereby warrant, represent and covenant to Bank that:

         (a) Each representation and warranty set forth in the Credit Agreement is hereby restated and reaffirmed as true and correct on and as of the date hereof as if such representation and warranty were made on and as of the date hereof (except to the extent that such representation and warranty expressly relates to a specific date), and no Default or Event of Default has occurred and is continuing as of this date under the Credit Agreement as amended by this Modification; and

         (b) Borrower has the power and is duly authorized to enter into, deliver and perform this Modification and this Modification is the legal, valid and binding obligation of Borrower enforceable against it in accordance with its terms except as such enforceability may be limited by general principles of equity or by any bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights in general.

         4.       Conditions Precedent to Effectiveness of this Modification.

         The effectiveness of this Modification and the amendments provided above are subject to the truth and accuracy in all material respects of the representations and warranties contained in Section 3 above and to the prior fulfillment of the following additional conditions precedent:

         (a) Bank shall have received one or more counterparts of this Modification duly executed and delivered by Borrower;

         (b) Bank also shall have received a duly completed and executed closing certificate from the Borrower in form and substance satisfactory to Bank;

         (c) Bank also shall have received a replacement Revolving Loan Note duly executed and delivered by Borrower in favor of Bank to evidence the Revolving Loans, in the stated principal amount of SIX MILLION AND NO/100 DOLLARS ($6,000,000.00), which shall be in the form of Exhibit A attached hereto; and


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         (d) Bank also shall have received in  consideration  of Bank increasing the Revolving Loan Commitment made available to the Borrower under the Credit Agreement, in immediately available funds, a commitment fee in the amount of $2,000.00, which fee shall be fully earned when received by Bank and shall be non-refundable.

         5.       Bank Expenses.

         Borrower shall reimburse Bank on demand for all costs and expenses (including attorneys' fees) incurred by Bank in negotiating, documenting and consummating the transactions contemplated by this Modification.

         6.       Counterparts.

         This Modification may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.

         7.       Effective Date.

         This Modification shall become effective on the first business day on which all of the conditions precedent set forth above have been met.

         8.       Governing Law.

         This Modification shall be governed by, and construed in accordance with, the internal laws of the State of Georgia (without giving effect to its conflicts of law rules).

         IN WITNESS WHEREOF, Borrower has executed this Modification under seal, and Bank has executed this Modification, as of the day and year specified at the beginning hereof.

                                                    BORROWER:

                                                    FIRST UNITED BANCORPORATION
(CORPORATE SEAL)
                                                       /s/Mason Y. Garrett

Attest:                                              By: Mason Y. Garrett
                                                         President
/s/William B. West

William B. West
Title:  Senior Vice President and
         Chief Financial Officer

                                                     LENDER:

                                                     BANK SOUTH


                                                         /s/Gary L. Young

                                                      By: Gary L. Young
                                                          Division Manager

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                                    EXHIBIT A


                               REVOLVING LOAN NOTE

$6,000,000                                                      December 5, 1995

         FOR VALUE RECEIVED, the undersigned FIRST UNITED BANCORPORATION, a South Carolina corporation ("Borrower"), hereby promises to pay to the order of BANK SOUTH, a Georgia banking corporation which is the successor by merger to Bank South, N.A., a national banking association (herein, together with any subsequent holder hereof, called "Bank"), at Bank's main office located at 55 Marietta Street, N.W., Atlanta, Georgia 30303 or at such other place as the holder hereof may designate, the lesser of (i) SIX MILLION AND NO/100 DOLLARS ($6,000,000.00) or (ii) the aggregate outstanding principal amount of the Revolving Loans made to Borrower by Bank pursuant to the terms of the Credit Agreement referred to below, on the earlier of (x) the Revolving Credit Expiration Date determined pursuant to the Credit Agreement or (y) the date on which all amounts outstanding under this Revolving Loan Note have become due and payable pursuant to the provisions of Article IX of the Credit Agreement. Borrower likewise promises to pay interest on the outstanding principal amount of each Revolving Loan made by Bank to Borrower, at such interest rates, payable at such times, and computed in such manner, as are specified in the Credit Agreement in strict accordance with the terms thereof.

         Bank shall record all Revolving Loans made by it pursuant to the Credit Agreement and all payments of principal of such Revolving Loans and, prior to any transfer hereof, shall endorse such Revolving Loans and payments on the schedule annexed hereto and made a part hereof, or on any continuation thereof which shall be attached hereto and made a part hereof, which endorsement shall constitute prima facie evidence, in the absence of manifest error, of the accuracy of the information so endorsed; provided, however, that delay or failure of Bank to make any such endorsement or recordation shall not affect the obligations of Borrower hereunder or under the Credit Agreement with respect to the Revolving Loans evidenced hereby.

         This Revolving Loan Note is issued pursuant to, and is the Revolving Loan Note referred to in, the Credit Agreement dated as of May 16, 1995, between Borrower and Bank (as the same may be amended from time to time, the "Credit Agreement"), and Bank is and shall be entitled to all benefits thereof and of all the Credit Documents executed and delivered to Bank in connection therewith. Terms defined in the Credit Agreement are used herein with the same meaning. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain Events of Default, provisions relating to prepayments on account of principal hereof prior to the maturity hereof, and provisions for increased interest rates on overdue payments.

         Borrower agrees to make payments of principal and interest hereon on the dates and in the amounts specified in the Credit Agreement in strict accordance with the terms thereof.

         In case an Event of Default shall occur and be continuing, the principal and all accrued interest of this Revolving Loan Note may automatically become, or may be declared, due and payable in the manner and with the effect provided in the Credit Agreement. Borrower agrees to pay, and save Bank harmless against any liability for the payment of, all reasonable costs and expenses, including reasonable attorneys' fees, arising in connection with the enforcement by Bank of any of its rights under this Revolving Loan Note or the Credit Agreement.

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         This Revolving Loan Note has been  delivered in Atlanta,  Georgia,  and the rights and obligations of the Bank and the Borrower hereunder shall be construed in accordance with and governed by the laws of the State of Georgia.

         This Note supersedes and replaces that certain Revolving Loan Note, dated May 16, 1995, executed by Borrower in favor of Bank in the original principal amount of Five Million and No/100 Dollars ($5,000,000.00) (the "Prior Note"). This Note is not intended nor shall it be construed to be a novation or an accord and satisfaction of the Prior Note or of the indebtedness evidenced thereby.

         Borrower expressly waives any presentment, demand, protest or notice in connection with this Revolving Loan Note, now or hereafter required by applicable law.

         IN WITNESS WHEREOF, Borrower has caused this Revolving Loan Note to be executed and delivered by its duly authorized officers as of the date first above written.


                              [SIGNATURES OMITTED]

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